Camco Financial Corporation


6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax: 740-435-2021

                                             Contacts:  Larry A. Caldwell
                                                        Richard C. Baylor
                                                     Phone:  740-435-2020





                                  NEWS RELEASE


RELEASE DATE:              January 29, 2001

RELEASE TIME:              7:30 A.M.



                             Camco Financial Reports
                               Earnings Growth and
                       Consolidation of Banking Operations

Cambridge, Ohio - Camco Financial Corporation [Nasdaq Symbol: CAFI] reported record net earnings of $7.7 million for the year ended December 31, 2000, a 28.7% increase over the $5.9 million of net earnings reported for 1999. Basic earnings per share totaled $1.11 for 2000, compared to $1.04 for 1999, an increase of 6.7%. Camco's net earnings for the quarter ended December 31, 2000, totaled $1.9 million, or $.28 per basic share, an increase of $.02, or 7.7% over comparable 1999 quarterly earnings of $1.5 million, or $.26 per basic share.

Consolidated assets at December 31, 2000 reached $1.04 billion, elevating Camco to a ranking as the sixth largest thrift holding company headquartered in Ohio. Growth in retail deposits reflected a healthy 36.9% increase during 2000, contributing significantly to a $4.9 million, or 23.0% increase in net interest income for the year. The growth in assets and deposits during the year can be attributed to both internal and external expansion initiatives. The acquisition of Westwood Homestead Financial in January 2000 added asset growth of 19.6% and deposit growth of 21.8%, while internal retail growth in assets and deposits totaled 7.9% and 15.1%, respectively. Mortgage operations during 2000 were also a significant factor in 2000 earnings, as loans sold and gains on sale of loans increased by $14.2 million, or 14.8%, and $297,000, or 16.9%, respectively.

Camco also announced plans to merge its five separate bank charters under one charter and to convert all of its banking facilities to a common data processing platform. After months of research, analysis and planning, the boards of Camco and its five banking affiliates, Cambridge Savings Bank, Marietta Savings Bank, First Federal Savings Bank of Washington Court House, Westwood Homestead Savings


         NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

Bank, Cincinnati, Ohio and First Federal Bank For Savings in Ashland, Kentucky, have approved the merging of the charters. The five banks will merge to create one Ohio savings bank which will operate under the name "Advantage Bank". The offices in each of the five regions served by Camco's affiliate banks will continue to operate under their separate names, except the elimination of the word "Federal" from the name of Camco's two First Federals, as divisions of Advantage Bank.

The move from five separate bank charters to one will enable Camco to consolidate many back-office functions and reduce the cost of regulatory compliance. Camco presently has three Ohio savings bank charters, regulated by the FDIC and the Ohio Division of Financial Institutions, and two federal savings bank charters, regulated by the FDIC and the Office of Thrift Supervision. The consolidated bank will be regulated by the FDIC and the Ohio Division of Financial Institutions. The Office of Thrift Supervision will be limited to regulatory oversight of the holding company.

Richard C. Baylor, President of Camco, will be the President of the consolidated bank, and D. Edward Rugg, currently President of Cambridge Savings, will be Executive Vice President and Chief Operating Officer. Vice Presidents will include David S. Caldwell, currently President of Westwood Homestead Savings Bank, as Vice President of Retail Banking and Financial Services, and Edward A. Wright, currently Vice President/Chief Operating Officer of Cambridge Savings Bank, who will be Vice President of Operations. Each of the five current Camco affiliates will function as divisions under the leadership of a Division President, which will ensure that Camco remains responsive to the different communities served by its banks. Baylor will also remain as President and Chief Executive Officer of Camco, and Larry A. Caldwell will continue to serve as Chairman of the Board of Camco.

Caldwell commented, "Our acquisition philosophy has served us well over the last 30 years. However, we have come to the conclusion that the old model does not provide the optimal base for sustained earnings growth in the increasingly competitive and technology-driven banking industry. Therefore, we have found a way to support continued earnings growth as we expand products, services and technological innovations, like internet banking, which we need to remain competitive in our diverse markets. Drawing on the talented group of bankers that built Camco into the $1.04 billion company it is today, we are poised to meet the challenges of the 21st century."

The Advantage Bank name, chosen by Camco as the name of the consolidated bank, is an extension of the "AdvantageBanking" servicemark that Camco's affiliate banks have used since 1994 to describe the Camco brand of customer service and products. Baylor commented, "Unifying our banks under the Advantage Bank umbrella and tradename will enhance Camco's corporate identity and provide further continuity from the customer's perspective. Our customers will continue to see what is familiar to them - from the name of their local institution to the faces of their tellers, lending staff and other bank employees they know and trust - but significant changes will occur in the less visible support areas - accounting, data processing, marketing and human resources. We expect that the results will be very visible to our investors, however. The cost savings we expect to achieve from the reorganization will place Camco in the upper quartile of thrifts nationally in terms of operating efficiency."

          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

Camco will record a one-time after tax restructuring charge of $700,000, or $.10 per basic share in the second quarter of 2001. The restructuring charge is primarily related to one-time compensation charges and professional fees related to the consolidation. Camco anticipates that the approximate savings from the restructuring, coupled with other recent personnel reductions, will add earnings of $.01 per share in 2001, $.14 per share in the four quarters immediately following the charge, while enhancing the per share earnings level by $.17 in 2002. Pro forma adjustments related to the merger follow Camco's historical condensed financial statements.

It is anticipated that the charter consolidation will be completed in the second quarter of 2001, subject to timely receipt of regulatory approvals.

Camco Financial Corporation is a multi-state/multi-bank holding company headquartered in Cambridge, Ohio concentrating in Community Banking, Mortgage Banking and Title Services. Through its insured subsidiaries, Cambridge Savings Bank, Marietta Savings Bank, First Federal Savings Bank of Washington Court House, Westwood Homestead Savings Bank, Cincinnati, Ohio and First Federal Bank For Savings in Ashland, Kentucky, provides a broad array of financial services through 32 offices in 24 communities in Ohio, Kentucky and West Virginia.

Larry A. Caldwell and Richard C. Baylor will host a webcast/conference call (listen only mode) at 2:30 p.m. eastern time on Friday, February 2, 2001. Interested parties may access the conference call by calling 1-888-890-6819. Internet access to the call is also available (listen only) by going to prnewswire.com. Participants are asked to call in a few minutes prior to the call in order to register for the event.

This press release contains statements, including estimates of restructuring charges and anticipated cost savings, that are based on current plans and expectations, rather than historical facts, and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on a variety of factors, including but not limited to risks and uncertainties inherent in general and local banking and economic conditions and competitive factors specific to markets in which Camco and its subsidiaries operate. Camco assumes no liability to update this information. For more details, please refer to Camco's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.








          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

                           Camco Financial Corporation

            Condensed Consolidated Statements of Financial Condition

        (In thousands, except for per share data and shares outstanding)



                                                      (Unaudited)
                                                      12/31/2000          12/31/1999
Assets
Cash and Cash Equivalents                             $   24,069            $ 16,954
Investments                                               32,105              29,556
Loans Receivable Net of
Loan Loss  Allowance of
 $2,906 and $1,863 Respectively                          930,672             726,225
Goodwill                                                   3,103               3,252
Other Assets                                              47,177              37,495
                                                       ---------             -------
Total Assets                                          $1,037,126            $813,482
                                                       =========             =======

Liabilities

Deposits                                              $  632,288            $461,787
Borrowed Funds                                           313,471             279,125
Other Liabilities                                         12,623               9,961
                                                       ---------             -------
Total Liabilities                                        958,382             750,873

Stockholders'+A55 Equity                                  78,744              62,609
                                                       ---------             -------

Total Liabilities and
Stockholders' Equity                                  $1,037,126            $813,482
                                                       =========             =======


Stockholders' Equity to                                     7.59%               7.70%
Total Assets

Total Shares Outstanding                               6,931,897           5,710,422

Book Value Per Share                                      $11.36              $10.96


                           Camco Financial Corporation

                   Condensed Consolidated Statements of Income

                    Periods Ended December 31, 2000 and 1999

        (In thousands, except for per share data and shares outstanding)



                                                     12 Months             12 Months             3 Months              3 Months
                                                         Ended                 Ended                Ended                 Ended
                                                    (Unaudited)                                (Unaudited)           (Unaudited)
                                                      12/31/00              12/31/99             12/31/00              12/31/99
                                                      --------              --------             --------              --------
Total Interest Income                                  $75,671               $51,093              $19,503               $14,235
Total Interest Expense                                  49,610                29,907               13,083                 8,632
                                                        ------                ------               ------                ------
Net Interest Income                                     26,061                21,186                6,420                 5,603
Provision for Loan Losses                                  567                   247                  136                    79
                                                        ------                ------               ------                ------
Net Interest Income After
Provision for Loan Losses                               25,494                20,939                6,284                 5,524

Non Interest Income                                      5,536                 5,190                1,343                 1,091

Non Interest Expense                                    19,530                17,113                4,739                 4,336
                                                        ------                ------               ------                ------

Income Before Taxes                                     11,500                 9,016                2,888                 2,279

Income Tax Expense                                       3,848                 3,076                  942                   795
                                                        ------                ------               ------                ------

Net Income                                             $ 7,652               $ 5,940              $ 1,946               $ 1,484
                                                        ======                ======               ======                ======


Earnings Per Share:
                                    Basic                $1.11                 $1.04                $0.28                 $0.26

                                  Diluted                $1.10                 $1.02                $0.28                 $0.26

                 Basic Weighted Number of
                       Shares Outstanding            6,915,154             5,730,829            6,931,897             5,715,379
               Diluted Weighted Number of
                       Shares Outstanding            6,957,431             5,834,391            6,982,830             5,788,159


Selected Financial Ratios

Net Interest Spread                                       2.44%                 2.82%                2.31%                 2.71%
Net Interest Margin                                       2.71%                 3.07%                2.59%                 2.94%
Return on Average Assets                                  0.76%                 0.82%                0.75%                 0.74%
Return on Average Equity                                  9.99%                 9.68%                9.96%                 9.42%
Efficiency Ratio                                         61.81%                64.88%               61.05%                64.77%


                          CAMCO FINANCIAL CORPORATION

                  CHARTER CONSOLIDATION PRO FORMA ADJUSTMENTS



                                     Camco                        Camco                       Camco                         Camco
                                      Year                         Pro                        Year                           Pro
                                     Ended       Pro Forma        Forma                       Ended       Pro Forma         Forma
                                   12/31/2000   Adjustments    12/31/2001                  12/31/2001    Adjustments     12/31/2002
                                  -----------   -----------   ----------                   ----------    -----------     ----------
                                               Cost/(Savings)                                   (4)     Cost/(Savings)
                                            Dollars in Thousands                                     Dollars in Thousands
Net Interest Income                 $26,061       $  -          $26,061                      $26,061                        $26,061
Provision for Losses on Loans           567                         567                          567                            567
Other Income                          5,536                       5,536                        5,536                          5,536
Other Expense                        19,530        1,089  (1)    19,476                       19,530         (1,786) (5)     17,744
                                                  (1,143) (2)                                                     -
                                     ------        -----         ------                       ------        -------          ------

Earnings before Taxes                11,500          (54)        11,554                       11,500         (1,786)         13,286
Income Tax Expense                    3,848           19  (3)     3,867                        3,848            625  (3)      4,473
                                     ------        -----         ------                       ------        -------          ------

Net Earnings                        $ 7,652       $  (35)       $ 7,687                      $ 7,652       $(1,161)         $ 8,813
                                     ======        =====         ======                       ======        ======           ======


(1) The restructuring charge consists of the following costs:
      Employee Compensation and Benefits                               $  762
      Occupancy and Equipment                                             202
      Professional Services                                               125
                                                                        -----
                                                                       $1,089
                                                                        =====

(2) The cost savings associated with the restructuring include the following:
      Employee Compensation and Benefits                               $1,108
      Occupancy and Equipment                                              35
                                                                        -----
                                                                       $1,143
                                                                        =====

(3) Tax effects associated with the net pro forma adjustment at the expected federal statutory rate of 35%

(4) In determining the future benefits of the pro forma adjustments, it is assumed that the earnings for the year ended December 31, 2001 will be equal to the earnings for the year ended December 31, 2000.

(5) The pro forma adjustment in 2002 consists primarily of a reduction in employee compensation and benefits.